UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ABAXIS, INC.
(Exact name of registrant as specified in its charter)

California	77-0213001
(State of Incorporation)	(I.R.S. Employer Identification No.)

3240 Whipple Road
Union City, California 94587
(Address of principal executive offices)

Abaxis, Inc.
2005 Equity Incentive Plan
(Full title of the plan)

Clinton H. Severson
President, Chief Executive Officer and Chairman of the Board
Abaxis, Inc.
3240 Whipple Road
Union City, California 94587
(510) 675-6500
(Name, address and telephone number, including area code, of agent for service)

 Copies to:
Jodie M. Bourdet
Cooley llp
101 California Street, 5th Floor
San Francisco, California 94111-5800
(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Stock Options and Common Stock	900,000 shares	$43.12	$38,808,000	$5,293.41

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Company’s common stock that become issuable under the 2005 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Company’s receipt of consideration that results in an increase in the number of the Company’s outstanding shares of common stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act.  The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s common stock on February 11, 2013 as reported on the Nasdaq Global Market, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 900,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2005 Equity Incentive Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (“SEC”) on February 9, 2006 (File No. 333-131703), December 30, 2008 (File No. 333-156496) and December 21, 2010 (File No. 333-171316) related to the Registrant’s 2005 Equity Incentive Plan are incorporated herein by reference and made a part hereof.

EXHIBITS

Exhibit Number	Description

4.1 (1)	Amended and Restated Articles of Incorporation

4.2 (2)	Certificate of Amendment of Amended and Restated Articles of Incorporation

4.3 (3)	By-laws

4.4 (4)	Amendment to the By-laws

4.5 (5)	Registration Rights Agreement, dated as of March 29, 2002

5.1	Opinion of Cooley llp

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley llp (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

99.1 (6)	Abaxis, Inc. 2005 Equity Incentive Plan, as amended as of November 8, 2012

(1)	Filed with the SEC as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 1993 and incorporated herein by reference.

(2)	Filed with the SEC as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1996 and incorporated herein by reference.

(3)	Filed with the SEC as an exhibit to the Registrant’s Registration Statement No. 33-44326 on December 11, 1991 and incorporated herein by reference.

(4)	Filed with the SEC as an exhibit to the Registrant’s Current Report on Form 8-K on July 30, 2007 and incorporated herein by reference.

(5)	Filed with the SEC as an exhibit to the Registrant’s Current Report on Form 8-K on May 13, 2002 and incorporated herein by reference.

(6)	Filed with the SEC as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2012, on February 11, 2013 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union City, State of California, on February 14, 2013.

Abaxis, Inc.

By:	/s/ Clinton H. Severson
Clinton H. Severson
President, Chief Executive Officer and
Chairman of the Board

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Clinton H. Severson and Alberto R. Santa Ines, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Clinton H. Severson	President, Chief Executive Officer and Chairman of the Board	February 14, 2013
Clinton H. Severson	(Principal Executive Officer)

/s/ Alberto R. Santa Ines	Chief Financial Officer and Vice President of Finance	February 14, 2013
Alberto R. Santa Ines	(Principal Financial and Accounting Officer)

/s/ Vernon E. Altman	Director	February 14, 2013
Vernon E. Altman

/s/ Richard J. Bastiani, Ph.D.	Director	February 14, 2013
Richard J. Bastiani, Ph.D.

/s/ Michael D. Casey	Director	February 14, 2013
Michael D. Casey

/s/ Henk J. Evenhuis	Director	February 14, 2013
Henk J. Evenhuis

/s/ Prithipal Singh, Ph.D.	Director	February 14, 2013
Prithipal Singh, Ph.D.

EXHIBIT INDEX

Exhibit Number	Description

4.1 (1)	Amended and Restated Articles of Incorporation

4.2 (2)	Certificate of Amendment of Amended and Restated Articles of Incorporation

4.3 (3)	By-laws

4.4 (4)	Amendment to the By-laws

4.5 (5)	Registration Rights Agreement, dated as of March 29, 2002

5.1	Opinion of Cooley llp

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley llp (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

99.1 (6)	Abaxis, Inc. 2005 Equity Incentive Plan, as amended as of November 8, 2012

(1)	Filed with the SEC as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 1993 and incorporated herein by reference.

(2)	Filed with the SEC as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1996 and incorporated herein by reference.

(3)	Filed with the SEC as an exhibit to the Registrant’s Registration Statement No. 33-44326 on December 11, 1991 and incorporated herein by reference.

(4)	Filed with the SEC as an exhibit to the Registrant’s Current Report on Form 8-K on July 30, 2007 and incorporated herein by reference.

(5)	Filed with the SEC as an exhibit to the Registrant’s Current Report on Form 8-K on May 13, 2002 and incorporated herein by reference.

(6)	Filed with the SEC as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2012, on February 11, 2013 and incorporated herein by reference.